UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 31, 2006 (May 30, 2006)

Micron Technology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10658	75-1618004
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way Boise, Idaho 83716-9632
(Address of Principal Executive Offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

First Amendment to the Merger Agreement

On May 30, 2006, Micron Technology, Inc., a Delaware corporation (“Micron”), entered into a First Amendment to Agreement and Plan of Merger (the “First Amendment to the Merger Agreement”) with March 2006 Merger Corp., a Delaware corporation and direct wholly owned subsidiary of Micron (“Merger Sub”), and Lexar Media, Inc., a Delaware corporation (“Lexar”), to amend the Agreement and Plan of Merger, dated as of March 8, 2006, by and among Micron, Merger Sub and Lexar (the “Merger Agreement”).

The First Amendment to the Merger Agreement modifies certain terms related to the assumption and termination of certain Lexar stock options pursuant to the transactions contemplated by the Merger Agreement. Among other things, the First Amendment to the Merger Agreement amends the Merger Agreement to provide that Lexar stock options with an exercise price above $9.54 (rather than $9.00 previously provided in the Merger Agreement) will be terminated at the effective time of the proposed merger.  The First Amendment to the Merger Agreement further provides that options held by Eric B. Stang, Petro Estrakhri and Eric S. Whitaker, each of whom are executives of Lexar, with a per share exercise price greater than $9.00 but less than or equal to $9.54 shall also be terminated prior to the effective time of the proposed merger.  Except for the Lexar stock options to be terminated as provided above, each Lexar stock option that is unexpired, unexercised and outstanding immediately prior to the effective time of the merger shall be assumed by Micron, pursuant to the First Amendment to the Merger Agreement.

The foregoing description is qualified in its entirety by reference to the First Amendment to Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

Micron and Lexar have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (Registration No. 333-132757) containing the definitive proxy statement/prospectus and other relevant materials regarding the proposed transaction contemplated by the Merger Agreement.  Investors and security holders of Lexar are urged to read the prospectus/proxy statement and the other relevant materials which contain important information about Micron, Lexar and the proposed merger.  The prospectus/proxy statement and other relevant materials, and any other documents filed by Micron or Lexar with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Micron by contacting Micron Investor Relations, Kipp Bedard, (208) 368-4465.  Investors and security holders may obtain free copies of the documents filed with the SEC by Lexar by contacting Lexar Investor Relations, Diane Carlini, (510) 580-5604.  Investors and security holders of Lexar are urged to read the prospectus/proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Micron, Steven Appleton, Micron’s Chairman, Chief Executive Officer and President, and certain of Micron’s other executive officers may be deemed to be participants in the solicitation of proxies of Lexar stockholders in connection with the proposed merger.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Appleton and certain of Micron’s other executive officers in the solicitation by reading the prospectus/proxy statement.

Lexar, Eric Stang, Lexar’s Chairman, Chief Executive Officer and President, and Lexar’s other directors and executive officers may be deemed to be participants in the solicitation of proxies of Lexar stockholders in connection with the proposed merger.  Such individuals may have interests in the proposed merger, including as a result of holding options or shares of Lexar common stock.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Stang and Lexar’s other directors and executive officers in the solicitation by reading the prospectus/proxy statement.

ITEM 9.01             Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished with this report on Form 8-K:

2.1	First Amendment to Agreement and Plan of Merger, dated as of May 30, 2006, by and among Micron Technology, Inc., March 2006 Merger Corp. and Lexar Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: May 31, 2006	By:	/s/ W.G. Stover, Jr.
	Name:	W.G. Stover, Jr.
	Title:	Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of May 30, 2006, by and among Micron Technology, Inc., March 2006 Merger Corp. and Lexar Media, Inc.